Exhibit 99

     Certain statements in filings by REX Stores Corporation (the "Company") with the Securities and Exchange Commission, in the Company's press releases and in oral statements made by or with the approval of an authorized executive officer of the Company constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believes", "estimates", "plans", "expects", "intends", "anticipates" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following:

     * Demand for the Company's products, which is dependent upon factors such as general economic conditions, availability of consumer credit, consumer confidence, consumer spending patterns and preferences, introduction and acceptance of new products and product features and the continued popularity of existing products in the Company's product categories;

     * Changes in the level of competition from current competitors and potential new competition from both retail stores and alternative methods of distribution such as electronic and telephone shopping services and mail order;

     * Availability of working capital financing from lending institutions and vendors and availability of long-term financing to support development of stores and distribution facilities;

     * The Company's ability to identify additional market areas in which it can successfully compete, locate suitable store sites and hire and train qualified personnel;

     * Loss of a significant vendor(s) or prolonged disruptions in product supply;

     * Changes in the cost of the Company's advertising or in support from vendors for co-op advertising and promotional programs;

     * Additional governmental or manufacturers restrictions or regulations on the sale of products or services by the Company;

     *  Adverse results in significant litigation matters (if any);
        and

     * Seasonality of the Company's business and its dependence on the Christmas selling season.